                                 SCHEDULE 14A
                                 (Rule 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                            (Amendment No. _______)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_]Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to [_] 240.14a-11(c) or [_] 240.14a-12

                               MERIX CORPORATION
                (Name of Registrant as Specified In Its Charter)

                         ______________________________
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:
2.   Aggregate number of securities to which transaction applies:
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.   Proposed maximum aggregate value of transaction:
5.   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.   Amount Previously Paid:
7.   Form, Schedule or Registration Statement No.:
8.   Filing Party:
9.   Date Filed:

                                                                Merix
                                                                Corporation
                                                                Interconnect
                                                                Solutions

                                                                1521 Poplar
    [LOGO OF MERIX CORPORATION]                                 Lane
                                                                P.O. Box 5000
                                                                Forest Grove,
                                                                OR 97116

August 14, 2000

To Our Shareholders:

  You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Merix Corporation, which will be held at 9:00 a.m., local time, on Thursday, September 28, 2000, at our Corporate Offices located at 1521 Poplar Lane, Forest Grove, Oregon 97116. In addition to the matters described in the Notice of Annual Meeting and Proxy Statement, there will be a report of the progress of the Company and an opportunity to ask questions of general interest to you as a Shareholder.

  In addition to the election of Directors at this year's Annual Meeting, you will be considering a proposal to approve an amendment to Merix's 1994 Stock Incentive Plan that increases the amount of Common Stock available for option grants by 425,000 shares. These additional 425,000 shares will be available only for option grants at not less than fair market value. The Board of Directors and management believe that the availability of stock options and other stock incentives is an important factor in the Company's ability to attract and retain qualified employees and to provide an incentive for them to exert their best efforts on behalf of the Company.

  The Board of Directors declared a three-for-two stock dividend on July 28, 2000, which is payable on August 25, 2000. Assuming no further grants or exercises of options, after giving effect to the stock dividend and assuming adoption of the proposed amendment to the plan, as of September 28, 2000 there will be 13,497,000 shares of Common Stock outstanding, 2,148,036 shares subject to outstanding options and 776,375 shares available for future grants.

  YOUR VOTE IS VERY IMPORTANT. Whether or not you expect to attend this meeting in person, please execute and return the enclosed proxy in the accompanying envelope so that your stock will be voted. The envelope requires no postage if mailed in the United States.

                                     Sincerely,

                                     /s/ Janie S. Brown


                                     Janie S. Brown
                                     Vice President, Chief Financial Officer
                                      and Secretary

                               MERIX CORPORATION

                               ----------------

                   Notice of Annual Meeting of Shareholders
                         To Be Held September 28, 2000

                               ----------------

To the Shareholders of Merix Corporation:

  The Annual Meeting of Shareholders of Merix Corporation will be held on Thursday, September 28, 2000 at 9:00 a.m., local time, at its Corporate Offices located at 1521 Poplar Lane, Forest Grove, Oregon 97116, for the following purposes, as more fully described in the accompanying Proxy
Statement:

  1. To elect six directors to serve for the ensuing year and until their successors are elected.

  2. To approve an amendment to the 1994 Stock Incentive Plan that increases the amount of Common Stock available only for option grants at fair market value by 425,000 shares.

  3. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

  Please date and sign the enclosed proxy and return it in the postage prepaid envelope enclosed for that purpose. You may attend the meeting in person even though you have sent in your proxy, since retention of the proxy is not necessary for admission to or identification at the meeting.

                                       By Order of the Board of Directors,

                                       /s/ Janie S. Brown

                                       Janie S. Brown,
                                       Vice President, Chief Financial
                                        Officer and Secretary

Forest Grove, Oregon
August 14, 2000

                               MERIX CORPORATION
                               1521 Poplar Lane
                          Forest Grove, Oregon 97116

                               ----------------

                                PROXY STATEMENT

                               ----------------

                      For Annual Meeting of Shareholders
                       To be Held on September 28, 2000

  The enclosed proxy is solicited on behalf of the Board of Directors of Merix Corporation, an Oregon corporation ("Merix" or the "Company"), for use at the annual meeting of shareholders to be held on Thursday, September 28, 2000 at 9:00 a.m., local time, and at any adjournment or adjournments thereof. Merix will hold the annual meeting at its corporate offices located at 1521 Poplar Lane, Forest Grove, Oregon 97116. The approximate date this proxy statement and accompanying proxy card are first being sent to shareholders is August 14, 2000.

  Merix will bear the cost of preparing and mailing the proxy, proxy statement and any other material furnished to the shareholders by the Company in connection with the annual meeting. Proxies will be solicited by the use of the mails. Officers, employees and other representatives and agents of the Company may also solicit proxies by telephone or personal contact. The Company has retained ChaseMellon Shareholder Services, L.L.C. to aid in the solicitation of proxies; its fee for the solicitation of proxies is estimated to be $7,500, plus reimbursement of out-of-pocket costs and expenses. Costs of solicitation will be borne by the Company. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the stock held in their names.

  Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person, unless so desired. The shares represented by each proxy will be voted in accordance with the instructions specified in the proxy, if given. If a signed proxy is returned without instructions, it will be voted for the directors and in accordance with this proxy statement on any other business that may properly come before the meeting.

                 VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

  The Common Stock is the only outstanding voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the annual meeting is August 3, 2000. On that date, there were 8,996,844 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights.

  The following table shows Common Stock ownership on July 1, 2000 by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock, (ii) each of the current or former executive officers named in the Summary Compensation Table below, and (iii) all current executive officers and directors of the Company as a group:

                                                         Shares Beneficially
                                                                Owned
                                                        -----------------------
                                                                    Approximate
   Name                                                 Number(1)     Percent
   ----                                                 ---------   -----------
   Kern Capital Management LLC........................   984,200(2)    11.1%
    114 West 47th Street, Suite 1926
    New York, NY 10036
   Navellier & Associates.............................   579,800(3)     6.5%
    One E. Liberty Street, 3rd Fl.
    Reno, NV 89501
   Tektronix, Inc. ...................................   506,500        5.7%
    14200 SW Karl Braun Drive
    Beaverton, OR 97077
   Deborah A. Coleman.................................   433,792(4)     4.9%
   Mark R. Hollinger..................................    89,558(5)     1.0%
   Terri L. Timberman.................................    59,498(6)       *
   Janie S. Brown.....................................    24,305(7)       *
   Daniel T. Olson....................................       375          *
   Anaya K. Vardya....................................    10,750(8)       *
   All executive officers and directors as a group (10
    people)...........................................   715,278(9)     8.1%

--------
 *   Less than one percent.

(1) Shares are held directly with sole voting and dispositive power except as otherwise indicated.

(2) Based upon a Schedule 13G filed with the Securities and Exchange Commission on May 31, 2000 by Kern Capital Management, LLC.

(3) Based upon a Schedule 13F filed with the Securities and Exchange Commission on March 31, 2000 by Navellier & Associates Inc.

(4) Includes stock options for 300,000 shares that are currently exercisable or become exercisable before August 31, 2000.

(5) Includes stock options for 81,298 shares that are currently exercisable or become exercisable before August 31, 2000.

(6) Includes stock options for 51,250 shares that are currently exercisable or become exercisable before August 31, 2000.

(7) Includes stock options for 16,543 shares that are currently exercisable or become exercisable before August 31, 2000.

(8) Includes stock options for 8,750 shares that are currently exercisable or become exercisable before August 31, 2000.

(9) Includes stock options for 545,341 shares held by executive officers and directors that are currently exercisable or become exercisable before August 31, 2000.

                           1. ELECTION OF DIRECTORS

  Six directors will be elected at the annual meeting to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. The nominees for director are listed below, together with certain information about each of them.

                                                        Shares of Common Stock
                                                       Beneficially Owned as of
                                                           July 1 , 2000(1)
                                               Merix   ------------------------
     Name, Principal Occupation and           Director    Number    Approximate
              Directorships               Age  Since   of Shares(2)   Percent
     ------------------------------       --- -------- ------------ -----------
Deborah A. Coleman.......................  47   1994     433,792        4.9%
 Ms. Coleman has served as Chair of the
 Board of Directors since March 1994. Ms.
 Coleman has served as a General Partner
 of SmartForest Ventures LLC since
 November 1999. She served as Chief
 Executive Officer of Merix from March
 1994 to September 1999 and as President
 of Merix from March 1997 to May 1999.
 From November 1992 to the inception of
 the Company, Ms. Coleman served as Vice
 President of Materials Operations of
 Tektronix, Inc. and was responsible for
 management of the operations of the
 Circuit Board Division of Tektronix.
 Prior to joining Tektronix, Ms. Coleman
 held various positions at Apple
 Computer, Inc. for 11 years, most
 recently as Vice President of
 Information Systems and Technology from
 April 1990 to October 1992. Previous
 positions at Apple Computer included
 Chief Financial Officer and Vice
 President of Worldwide Manufacturing
 Operations. Ms. Coleman serves on the
 Board of Directors of Synopsys, Inc. and
 Applied Materials, Inc.

Carlene M. Ellis.........................  53   1994      45,000         *
 Ms. Ellis has served as a member of the
 Board of Directors since 1994. Ms. Ellis
 has served as Vice President of
 Education of Intel Corporation since
 January 1999. She served as Corporate
 Vice President and Director of the
 Information Technology Group of Intel
 from 1992 to 1998 and was Intel's
 Director of Human Resources from 1990 to
 1992. She was Vice President of its
 Administration Group from 1989 to 1992.

Mark R. Hollinger........................  42   1999      89,558        1.0%
 Mr. Hollinger has served as Chief
 Executive Officer since September 1999
 and as President since May 1999. He was
 elected to the Board of Directors in May
 1999. Mr. Hollinger joined Merix in
 September 1997 as Senior Vice President
 of Operations and served as the Chief
 Operating Officer from August 1998 to
 September 1999. Prior to joining Merix,
 he spent three years as Vice President
 of Operations at Continental Circuits
 Corporation. His experience also
 includes more than a decade at IBM where
 he served in a variety of positions
 including PCB Manufacturing
 Superintendent.

William C. McCormick.....................  66   1997      13,250         *
 Mr. McCormick has served as a member of
 the Board of Directors since 1997. Mr.
 McCormick has served as Chairman of
 Precision Castparts Corporation since
 October 1994 and its Chief Executive
 Officer since August 1991. From 1985 to
 1997 he served as President of Precision
 Castparts, and from 1985 to 1991 he
 served as Chief Operating Officer.

                                                        Shares of Common Stock
                                                       Beneficially Owned as of
                                                           July 1 , 2000(1)
                                               Merix   ------------------------
     Name, Principal Occupation and           Director    Number    Approximate
              Directorships               Age  Since   of Shares(2)   Percent
     ------------------------------       --- -------- ------------ -----------
Dr. Koichi Nishimura.....................  61   1994      27,500         *
 Dr. Nishimura has served as a member of
 the Board of Directors since 1994. Dr.
 Nishimura has served as Chairman of the
 Board of Solectron Corporation since
 September 1996, Chief Executive Officer
 since September 1992 and President since
 1990. He was Co-Chief Executive Officer
 of Solectron from 1991 to 1992 and Chief
 Operating Officer from 1988 to 1991. He
 became a director of Solectron in
 February 1991.

Robert C. Strandberg.....................  43   1998      11,250         *
 Mr. Strandberg has served as a member of
 the Board of Directors since 1998. Mr.
 Strandberg has served as the President
 and Chief Executive Officer of PSC, Inc.
 since April 1997 and as its Executive
 Vice President from November 1996 to
 April 1997. Between 1991 and 1996, Mr.
 Strandberg was Chairman of the Board of
 Directors, President and Chief Executive
 Officer of Datamax International
 Corporation. Mr. Strandberg is also a
 director of Sawtek, Inc.

--------
 *   Less than one percent.

(1) Shares are held directly with sole voting and dispositive power except as otherwise indicated.

(2) Includes stock options granted pursuant to the Company's 1994 Stock Incentive Plan that are currently exercisable or become exercisable before August 31, 2000 as follows: Ms. Coleman--300,000 shares;
     Ms. Ellis--37,500 shares; Mr. Hollinger--81,298 shares; Mr. McCormick-- 11,250 shares; Dr. Nishimura--27,500 shares; and Mr. Strandberg--11,250 shares.

  The Board of Directors met eight times during the fiscal year ended May 27, 2000. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which the director was a member. The only standing committees of the Board of Directors are the Audit and Finance Committee, the Human Resources and Compensation Committee and the Nominating Committee.

  The Audit and Finance Committee is comprised of Mr. McCormick and Mr. Strandberg and met five times during the last fiscal year. The Audit and Finance Committee recommends the independent auditor of the Company for approval by the Board of Directors, reviews the planned scope and results of the annual audit, confers with the independent auditor, reviews the auditor's recommendations with respect to accounting, internal controls and other matters and makes other recommendations to the Board of Directors with respect to audit and finance matters.

  The Human Resources and Compensation Committee is comprised of Ms. Ellis, Dr. Nishimura and Mr. Strandberg and met seven times during the last fiscal year. The Human Resources and Compensation Committee makes recommendations to the Board of Directors on executive and director compensation plans, approves salaries for executive officers of the Company and administers compensation plans as authorized by the Board of Directors.

  The Nominating Committee is comprised of Ms. Ellis, Ms. Coleman and Mr. Hollinger and did not meet during the last fiscal year. The Nominating Committee reviews possible nominees for membership on the Board of Directors, including any nominees recommended in good faith by a registered shareholder with the consent of the proposed nominee, and makes recommendations concerning nominees to the Board of Directors. Shareholders who wish to submit names for consideration as potential directors should do so in writing addressed to the Secretary, Janie S. Brown, Vice President and Chief Financial Officer, Merix Corporation, 1521 Poplar Lane, Forest Grove, Oregon 97116.

  Directors not affiliated with the Company or Tektronix, Inc. receive an annual retainer of $6,000, a fee of $500 for attendance at each Board or committee meeting, an automatic option grant of 20,000 shares under the Company's 1994 Stock Incentive Plan at the time first elected or appointed to the Board of Directors and annual option grants thereafter of 5,000 shares. The options are 10-year options granted at the market price on the date of grant and vest in four equal annual installments beginning one year after the date of grant. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

  The proxies will be voted with respect to the election of the nominees in accordance with the instructions specified in the proxy form. If no instructions are given, proxies will be voted for the election of the nominees. If for some unforeseen reason any of the nominees would not be available as a candidate for director, the number of directors constituting the Board of Directors may be reduced prior to the meeting or the proxies may be voted for such other candidate or candidates as may be nominated by the Board of Directors, in accordance with the authority conferred in the proxy.

  The Board of Directors recommends a vote FOR the election of the nominees listed above. Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the annual meeting. Abstentions are counted for purposes of determining whether a quorum exists at the annual meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth compensation information for the Chief Executive Officer and certain other current and former executive officers of the Company.

                                                            Long-Term
                                          Annual           Compensation
                                       Compensation           Awards
                                     --------------------- ------------
                                                            Securities
   Name and Principal                                       Underlying      All Other
        Position         Fiscal Year  Salary       Bonus   Options (#)   Compensation(1)
   ------------------    ----------- --------     -------- ------------  ---------------
Mark R. Hollinger.......    2000(2)  $238,077     $161,400    50,000         $9,582
 (Chief Executive           1999      199,615       84,000    75,000          7,044
 Officer and President)     1998      138,846       85,584    85,000          5,568(3)

Terri L. Timberman......    2000      150,923       83,600         0          7,248
 (Senior Vice President     1999      143,308       55,251    50,000          8,212
 and Chief Administrative   1998      137,609        6,876    10,000          4,335
 Officer)

Janie S. Brown..........    2000      145,673       79,800    22,500          8,614
 (Vice President and        1999(4)   127,732       34,901    22,825(5)       5,698
 Chief Financial Officer)

Daniel T. Olson.........    2000(6)   115,385      142,284    75,000          9,299(7)
 (Vice President, Sales
 and Marketing)

Anaya K. Vardya.........    2000(8)   131,385       59,060    15,000          6,862
 (Vice President of
 Operations)

Deborah A. Coleman......    2000(9)    58,835       53,200         0          4,527
 (Chair and Former Chief    1999       86,433(10)  119,700   160,000          5,158
 Executive Officer)         1998      271,278       21,301    20,000          4,671

--------
 (1) Consists principally of amounts contributed by the Company under its 401(k) Plan unless otherwise indicated.

 (2) Mr. Hollinger was appointed the Company's Chief Executive Officer in September 1999.

 (3)  Includes $1,184 paid for relocation expenses.

 (4)  Ms. Brown became an executive officer in August 1998.

 (5) Includes options for 12,825 shares granted in June 1998 in exchange for the surrender of options for a greater number of shares.

 (6) Mr. Olson became an executive officer in October 1999. The 2000 bonus amount includes payments made pursuant to his employment letter.

 (7)  Includes $3,616 paid for relocation expenses.

 (8)  Mr. Vardya became an executive officer in December 1999.

 (9)  Ms. Coleman resigned as Chief Executive Officer in September 1999.

(10) Ms. Coleman voluntarily lowered her annual salary from $285,000 to Oregon's minimum wage for a period of one year beginning September 1, 1998.

Stock Option Grants in Last Fiscal Year

  The following table provides information regarding stock options granted during the fiscal year ended May 27, 2000 to certain current and former executive officers named in the Summary Compensation Table.

                                         Individual Grants
                         --------------------------------------------------
                                                                                Potential
                                                                            Realizable Value
                                                                            at Assumed Annual
                                                                             Rates of Stock
                         Number of   Percent of                                   Price
                           Shares   Total Options                           Appreciation for
                         Underlying  Granted to                               Option Term(2)
                          Options   Employees in  Exercise Price Expiration -----------------
Name                     Granted(1)  Fiscal Year    per Share       Date       5%      10%
----                     ---------- ------------- -------------- ---------- -------- --------
Mark R. Hollinger.......   50,000       14.9%        $ 7.625       6/30/04  $105,332 $232,757
Janie S. Brown..........   15,000        4.5%        $10.0625      8/30/04  $ 41,701 $ 92,149
                            7,500        2.2%        $11.75       12/20/04  $ 24,347 $ 53,801
Daniel T. Olson.........   75,000       22.4%        $10.75       10/25/04  $222,752 $492,224
Anaya K. Vardya.........    7,500        2.2%        $10.0625      8/30/04  $ 20,851 $ 46,074
                            7,500        2.2%        $11.75       12/20/04  $ 24,347 $ 53,801

--------
(1) Under the terms of the option agreements with these executive officers, each of the options is subject to accelerated vesting in the event of a future change in control of the Company or the occurrence of certain events indicating an imminent change in control of the Company. Each of the options is subject to early termination in the event of termination of employment. Each option terminates 12 months after termination of employment as a result of death or disability and 90 days after termination of employment for any other reason. These options become exercisable in four equal annual installments beginning one year after the date of grant.

(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The hypothetical gains are not intended by Merix to forecast future appreciation, if any, of the price of its Common Stock, and Merix expressly disclaims any representation to that effect.

Fiscal Year-End Option Values

  The following table indicates the number of shares acquired upon exercise of options during the last fiscal year and the value realized, the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of May 27, 2000 and the value of exercisable and unexercisable "in-the-money" options, which represents the positive spread between the exercise price of existing stock options and the price of the Common Stock at May 27, 2000.

                                                        Number of Securities
                                                       Underlying Unexercised     Value of Unexercised
                                                       Options at May 27, 2000   In-the-Money Options at
                                                                 (#)               May 27, 2000 ($)(1)
                         Shares Acquired    Value     ------------------------- -------------------------
Name                     On Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- ------------ ----------- ------------- ----------- -------------
Mark R. Hollinger.......      1,000         $1,813       66,500      142,500    $  904,438   $2,500,625
Terri L. Timberman......          0              0       53,750       41,250       736,719      796,719
Janie S. Brown..........      1,000         $3,750       14,293       30,032       273,167      545,734
Daniel T. Olson.........          0              0            0       75,000             0    1,293,750
Anaya K. Vardya.........        500         $4,344        6,875       23,625       125,039      425,086
Deborah A. Coleman......          0              0      290,000      110,000     5,635,625    2,504,375

--------
(1) Calculated based on the May 26, 2000 closing stock price of $28.00 per share.

Ten-Year Option Repricings

  The Company has never regranted options to executive officers. In June 1998, the Company offered to all employee option holders (other than executive officers) the opportunity to surrender options granted prior to

June 30, 1998 with an exercise price of more than $9.9375 in exchange for new options for a lesser number of shares with an exercise price equal to the then current fair market value of $9.9375 per share. Option holders received a new option for ninety percent of the option shares surrendered. The new options retained the original vesting period and expiration date. Two such employees later became executive officers of the Company. The following table provides information relating to regrants to these executive officers.

                                                                                                 Length of
                                    Number of     Market Price                                Original Option
                                    Securities    of Stock at  Exercise Price at              Term Remaining
                                    Underlying      Time of         Time of      New Exercise   at Date of
Name                      Date   Options Replaced Replacement     Replacement       Price       Replacement
----                     ------- ---------------- ------------ ----------------- ------------ ---------------
Janie S. Brown.......... 6/30/98       4,500        $9.9375        $23.625         $9.9375      6.93 years
Janie S. Brown.......... 6/30/98       1,125        $9.9375        $18.6875        $9.9375      8.23 years
Janie S. Brown.......... 6/30/98       5,400        $9.9375        $19.75          $9.9375      4.61 years
Janie S. Brown.......... 6/30/98       1,800        $9.9375        $17.875         $9.9375      9.23 years
Anaya K. Vardya......... 6/30/98      13,500        $9.9375        $13.75          $9.9375      9.33 years

Severance and Change of Control Agreements

  The Company has entered into Executive Severance Agreements with Mr. Hollinger, Ms. Timberman, Ms. Brown, Mr. Olson and Mr. Vardya pursuant to which the Company has agreed to provide severance benefits upon the Company's termination of any such executive's employment without cause. "Cause" is generally defined as (a) the willful and continued failure to perform substantially the executive's reasonably assigned duties (except a failure resulting from incapacity due to physical or mental illness) after a demand for performance has been made and the manner of nonperformance has been specifically identified or (b) the willful engaging in illegal conduct materially injurious to the Company. Termination of employment does not include assignment to the executive of different responsibilities consistent with the executive's area of professional expertise. In the event of a termination of employment without cause, the executive would receive a lump sum payment equal to his or her annual base pay, and would also be entitled to a portion of the benefits under any incentive plan in which the executive participates and certain heath insurance and out placement benefits. In the event that an executive is terminated within 24 months following a change of control of the Company (as defined in the agreement), the executive would receive, in addition to such benefits, an additional cash payment so that the total amount equaled two times his or her annual base pay, an additional portion of his or her targeted cash bonus, accelerated vesting of all stock options and bonus stock awards and extension of the option exercise period, and certain life insurance benefits. However, such benefits will not be payable if termination of employment is due to death or voluntary action of the executive other than for good reason (as defined in the agreement), or by the Company for cause or permanent disability. Payment of the benefits following a change of control is conditioned on the executive's agreement to continue his or her employment with the Company or the surviving company (if so requested) for a period of up to six months following a change of control.

  In September 1999, the Company entered into the Second Amended Executive Severance Agreement with Ms. Coleman in connection with her resignation as the Company's Chief Executive Officer. The agreement provides that Ms. Coleman will continue to serve as Chair of the Company's Board of Directors until the annual meeting of the Company's shareholders to be held in 2001. Pursuant to the agreement, Ms. Coleman surrendered a portion of the options granted to her, acknowledged that no further grants would be made to her by the Company and is no longer participating in the Company's management and incentive bonus plans. The other material terms of the agreement are substantially the same as the Executive Severance Agreements described above.

           REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

Human Resources and Compensation Committee

  The Human Resources and Compensation Committee of the Board of Directors (the "Committee") consists of three outside directors. Pursuant to authority delegated by the Board of Directors, the Committee approves compensation of executive officers, including the Chief Executive Officer. The Committee is also responsible for reviewing and approving executive compensation programs and administering the Company's stock incentive and executive compensation plans. The Committee also provides advice on a broad range of human resources issues including best practices in the areas of benefits, staffing, succession planning and general compensation.

Compensation Policy

  The Board of Directors and the Committee believe that the Company's total executive compensation programs should be related to corporate performance. The Company has developed a total compensation strategy that ties a significant portion of executive compensation to achievement of pre-established financial results. The primary objective of the executive compensation program is to:

  .  Attract and retain talented executives;

  . Motivate executives to achieve long term business strategies while achieving near term financial targets; and

  .  Align executive performance with Merix's strategic and tactical goals.

  The Company has base pay and annual incentive compensation programs for its executive officers, as well as a 401(k) plan. These programs are designed to offer compensation that is competitive with compensation offered by companies of similar size and complexity within the electronics and similar industries. The Company targets the 65-70th percentile for total compensation. The Committee uses comparative information from a group of companies in the electronics industry for establishing executive compensation, general compensation structures and Company performance goals.

Base Salaries

  Base salaries for the Chief Executive Officer and other executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for corporate executives. This includes a comparison of base salary and total compensation for comparable positions at other companies.

  Annual salary adjustments are considered and determined by evaluating the performance of the Company and each executive officer, and also take into account any new responsibilities. The Committee, when appropriate, also considers non-financial performance measures that focus attention on improvement in management processes.

Management Incentive Plan

  The Company's executive officers participate in the Company's Management Incentive Plan, an annual cash incentive compensation plan. Company performance objectives are established and approved by the Board of Directors at the beginning of the fiscal year. Performance measures have established quarterly targets that determine the amount of cash payment under the plan. The Company's performance objectives for the fiscal year are specified twice each year and reviewed by the full Board of Directors.

  The Management Incentive Plan for fiscal 2000 provided for quarterly bonuses based on operating profit and a fiscal year end bonus based on individual performance on specified critical operating tasks. Each participant was assigned a leverage percentage representing the percent of base salary that would be received under the plan if the plan criterion was met, which leverage percentages ranged from 15% to 70%. The Chief Executive Officer and other senior officers received quarterly bonuses under this plan each fiscal quarter (equal to one-fifth of the targeted annual incentive). The Chief Executive Officer and other senior officers were awarded fiscal year end bonuses for performance on critical operating metrics (including Quality, Technology Leadership, Customer Satisfaction and Asset Utilization).

Stock Options

  All employees of the Company, including executive officers, are eligible to participate in the Company's 1994 Stock Incentive Plan. All option grants are approved by the Committee. Guidelines for the number of options granted have been established and are reviewed periodically to ensure competitiveness. Actual grants are based on individual performance and contribution to the Company's strategic success. The Stock Incentive Plan supports the linkage between executives, employees and other shareholders to the Company's long term business strategies. Option grants made to executive officers for fiscal 1998, 1999 and 2000 are reflected in the Summary Compensation Table.

Section 162(m)

  Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. The Company anticipates that the levels of salary and bonus to be paid by the Company will not generally exceed that limit. Under the 162(m) regulations, the $1,000,000 cap on deductibility will not apply to compensation received through the exercise of nonqualified stock options that meet certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. The Company's current policy is generally to grant options that meet the requirements of the proposed regulations.

                                          Human Resources and Compensation
                                           Committee Report Submitted By:

                                          Robert C. Strandberg, Chair
                                          Carlene M. Ellis
                                          Dr. Koichi Nishimura

Compensation Committee Interlocks and Insider Participation

  The Human Resources and Compensation Committee is comprised of Robert C. Strandberg, Carlene M. Ellis and Dr. Koichi Nishimura each a non-employee director of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Human Resources and Compensation Committee.

Performance Graph

  The graph below compares the cumulative total shareholder return on the Company's Common Stock for the fiscal year ended May 27, 2000 and the preceding four fiscal years with the cumulative total return on the Nasdaq Composite U.S. Index, the peer group of companies used in the Company's proxy statement last year (the "Old Peer Group") and an SIC Index that includes organizations in the Company's Standard Industrial Code Classification (SIC) Code 3672--Printed Circuit Design (the "New Peer Group").

  The Company believes that, prior to this year, the Old Peer Group included those publicly traded companies that had the most comparable operating characteristics of the Company. The Company also believes, however, that the business activities of certain other companies are closer to that of the Company than some of the companies included in the Old Peer Group, and that as a result, the Old Peer Group now does not include all of those companies with which a comparison would be meaningful, and includes certain companies with which a comparison is now less meaningful. In addition, certain companies traditionally included by the Company in the Old Peer Group have been consolidated and are no longer reportable as separate companies upon which to base a comparison with the Company. The Company has replaced the Old Peer Group with the New Peer Group and believes that the performances of the members of the New Peer Group provide the most meaningful basis for comparison with the Company's performance. The Company intends to include the New Peer Group for comparison purposes in this and future proxy statements.

  The comparison below assumes $100 was invested on May 26, 1995 in the Company's Common Stock, in the NASDAQ Market Index, in the Old Peer Group and in the New Peer Group and assumes reinvestment of dividends, if any. In accordance with guidelines of the SEC, the shareholder return for each entity in the Old Peer Group index has been weighted on the basis of market capitalization as of each annual measurement date set forth on the graph. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                           Total Shareholder Return

                              [PERFORMANCE CHART]

                                 5/26/95 5/24/96 5/30/97 5/29/98 5/28/99 5/26/00
                                 ------- ------- ------- ------- ------- -------
MERIX CORP...................... $100.0  $126.8  $ 67.0  $ 47.9  $ 24.7  $115.5
NASDAQ INDEX.................... $100.0  $145.3  $163.7  $207.7  $293.2  $402.5
OLD PEER GROUP.................. $100.0  $171.4  $346.6  $233.6  $209.6  $504.4
NEW PEER GROUP.................. $100.0  $159.6  $245.2  $282.3  $624.0  $799.1

--------
(1) The Old Peer Group consists of Hadco Corporation, M-Wave, Inc., Parlex Corporation and Sheldahl, Inc., which were selected for the peer group on the basis of, among other factors, the similarity of their business to that of the Company and their market capitalization relative to that of the Company. The New Peer Group is an SIC Index that includes organizations in the Company's Standard Industrial Classification Code 3672--Printed Circuit Design, currently consisting of 24 organizations.

           2. APPROVAL OF AMENDMENT TO THE 1994 STOCK INCENTIVE PLAN

  In March 1994, the Company adopted the 1994 Stock Incentive Plan (the "Plan"), reserving 1,000,000 shares of Common Stock for issuance, and in 1995 and 1997 the Board of Directors and shareholders approved reserving an additional 500,000 shares and 600,000 shares, respectively, of Common Stock for issuance under the Plan pursuant to options granted at fair market value. The Board of Directors of the Company believes that the availability of stock options and other stock incentives is an important factor in the Company's ability to attract and retain qualified employees and to provide an incentive for them to exert their best efforts on behalf of the Company.

  On July 28, 2000 the Board of Directors declared a 3-for-2 stock dividend, which is payable August 25, 2000. In order to continue to attract and retain key employees, in June 2000 the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to reserve an additional 425,000 shares for issuance under the Plan. The additional 425,000 shares can only be issued pursuant to options granted at not less than fair market value.
Assuming no further grants or exercises of options, after giving effect to the stock dividend and assuming adoption of the proposed amendment to the plan, as of September 28, 2000 there will be 13,497,000 shares of Common Stock outstanding, 2,148,036 shares subject to outstanding options and 776,375 shares available for future grants.

  Certain provisions of the Plan are summarized below. The complete text of the Plan, as proposed to be amended, is attached to this proxy statement as Appendix A.

                 DESCRIPTION OF THE 1994 STOCK INCENTIVE PLAN

Eligibility

  All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the Plan. Also eligible are non-employee consultants and advisors to the Company.

Administration

  The Plan is administered by the Human Resources and Compensation Committee of the Board of Directors (the "Committee"), which designates from time to time the individuals to whom awards are made under the Plan, the amount of any such award and the price and other terms and conditions of any such award. The Committee may also appoint a committee of officers of the Company to make awards to employees who are not officers of the Company. Subject to the provisions of the Plan, the Committee may adopt and amend rules and regulations relating to the administration of the Plan. Only the Board of Directors may amend, modify or terminate the Plan. Except for automatic grants to non-employee directors, as described below, non-employee directors are not eligible to receive awards under the Plan.

Shares Available

  The Plan permits the grants of incentive stock options, non-statutory stock options, stock appreciation rights, cash bonus rights, performance based awards and restricted stock and stock bonus awards. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is canceled, or if shares sold or awarded as a bonus are forfeited to the Company or repurchased by the Company, the shares again become available for issuance under the Plan.

Term of Plan

  The Plan will continue until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time.

Stock Options

  The Committee determines the persons to whom options are granted, the option price, the number of shares subject to each option, the period of each option and the times at which options may be exercised and whether the option is an Incentive Stock Option ("ISO"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or an option other than an ISO (a "Non-Statutory Stock Option" or "NSO"). If the option is an ISO, the option price cannot be less than the fair market value of the Common Stock on the date of grant. If an optionee is to receive an ISO and at the time of grant owns stock possessing more than 10% of the combined voting power of the Company, the option price may not be less than 110% of the fair market value of the Common Stock on the date of grant. If the option is an NSO, the option price may be any price determined by the Committee except that options to purchase 1,650,000 shares added to the Plan in 1995 and 1997 and the additional 425,000 shares to be added to the Plan by the proposed amendment can be granted at a price of not less than the fair market value of the underlying shares on the valuation date selected by the Committee. The Committee may select the valuation date from among the following dates (i) the date of commitment by the Company to grant the option, (ii) the date of approval of the option grant by the Committee or (iii) the effective date of the option. The fair market value of such shares shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the valuation date, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock, or average closing prices for a period of up to 10 trading dates including or preceding the valuation date, as shall be specified by the Committee. No ISO may be granted on or after the tenth anniversary of the date that the Plan was adopted by the Board of Directors. No employee may be granted options or stock appreciation rights for more than an aggregate of 300,000 shares of Common Stock in any calendar year. The aggregate fair market value, on the date of the grant, of the stock for which ISOs are exercisable for the first time by an employee during any calendar year may not exceed $100,000. No monetary consideration is paid to the Company upon the granting of options.

  Options granted under the Plan generally continue in effect for the period fixed by the Committee, except that ISOs are not exercisable after the expiration of 10 years from the date of grant or five years in the case of 10% shareholders. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and, except as otherwise determined by the Committee with respect to a NSO granted to a person who is neither an officer or a director of the Company, are nontransferable except on death of a holder or pursuant to a qualified domestic relations order. Options may be exercised only while an optionee is employed by or in the service of the Company or a subsidiary or within 12 months following termination of employment by reason of death or disability or 90 days following termination for any other reason. The Plan provides that the Committee may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number underlying the option. The purchase price for each share purchased pursuant to exercise of options must be paid in cash, including cash that may be the proceeds of a loan from the Company, or, with the consent of the Committee, in whole or in part, in shares of Common Stock valued at fair market value, in restricted stock, in performance units or other contingent awards denominated in either stock or cash, in deferred compensation credits, in promissory notes or in other forms of consideration. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the Plan for future option grants are reduced by the number of shares with respect to which the option is exercised, less any shares surrendered in payment or withheld to satisfy withholding obligations.

Stock Option Grants to Non-employee Directors

  Under the Plan, each person who becomes a non-employee director will automatically be granted an initial option to purchase 20,000 shares. A "non-employee director" is a director who is not an employee of the Company or Tektronix, Inc. or any of their respective subsidiaries and has not been such within the prior year. Each non-employee director automatically receives additional annual grants of options to purchase 5,000 shares, provided the non-employee director continues to serve in that capacity. Options granted to non-employee directors generally are governed by the terms discussed above and must have an exercise price equal to 100% of fair market value, become exercisable ratably over a four-year period with 25% of the options becoming exercisable one year after the date of grant and expire 10 years after the date of grant. Non-employee directors may exercise the options in the same manner described above for other stock options.

Stock Appreciation Rights

  Stock appreciation rights ("SARs") may be granted under the Plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the Plan. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of fair market value on the date of exercise of a share of Common Stock of the Company over its fair market value on the date of grant, or if granted in connection with an option, the option price per share under the option to which the SAR relates.

  A SAR is exercisable only at the time or times established by the Committee. If a SAR is granted in connection with an option it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of a SAR may be made in Common Stock of the Company valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Committee. The Committee may withdraw any SAR granted under the Plan at any time and may impose any condition upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs.

  The existence of SARs, as well as certain bonus rights described below, would require charges to income over the life of the right based upon the amount of appreciation, if any, in the market value of the Common Stock of the Company over the exercise price of shares subject to exercisable SARs or bonus rights. No SARs have been granted under the Plan.

Stock Bonus Awards

  The Committee may award Common Stock of the Company as a stock bonus under the Plan. The Committee may determine the recipients of the awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Committee at the time the stock is awarded.

Restricted Stock

  The Plan provides that the Company may issue restricted stock in such amounts, for such consideration, subject to such restrictions and on such terms as the Committee may determine.

Cash Bonus Rights

  The Committee may grant cash bonus rights under the Plan in connection with
(i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded, and (iv) shares sold or previously sold under the Plan. Bonus rights granted in connection with options entitle the optionee to a cash bonus if and when the related option is exercised or terminates in connection with the exercise of a SAR related to the option. If the shares are purchased on the exercise of an option and the optionee does not exercise a related SAR, the amount of the bonus shall be determined by multiplying the excess of the total fair market value for the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If an optionee exercises a related SAR in connection with the termination of an option, the amount of the bonus shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the SAR by the applicable bonus percentage. The bonus percentage applicable to any bonus right is determined by the Committee but may in no event exceed 75%. Bonus rights granted in connection with stock bonuses entitle the recipient to a cash bonus, in an amount determined by the Committee, at the time the stock is awarded or at such time as any restrictions to which the stock is subject lapse. Bonus rights granted in connection with restricted stock purchases entitle the recipient to a cash bonus in an amount determined by the Committee, payable when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Bonus rights granted in connection with restricted stock purchased or stock bonuses terminate in the event that restricted stock is repurchased by the Company or forfeited by the holder pursuant to the restrictions. No bonus rights have been granted under the Plan.

Performance Units

  The Committee may grant Performance-based Awards denominated either in Common Stock or in dollar amounts. All or part of the awards will be earned if performance goals established by the Committee for the period covered by the awards are met and the employee satisfies any other restrictions established by the Committee. The performance goals will be expressed as one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any subsidiary, division or other unit of the Company: earnings, earnings per share, total shareholder return (stock price increase plus dividends), return on equity, return on assets, revenues, operating income, inventories, inventory turns, cash flows, return on capital, economic value added (operating income after taxes minus a charge for the cost of capital) or any of the foregoing before the effect of acquisitions, divestitures, accounting changes and restructuring and special charges. Performance-based Awards may be paid in cash or Common Stock and may be made as awards of restricted shares subject to forfeiture if performance goals are not satisfied, as determined by the Committee. No employee may receive in any fiscal year Performance-based Awards denominated in Common Stock under which more than 20,000 shares may be issued or Performance-based Awards denominated in dollars under which more than $500,000 may be paid. The payment of a Performance-based Award in cash will not reduce the number of shares reserved under the plan.

Foreign Qualified Grants

  Awards under the Plan may be granted to eligible persons residing in foreign jurisdictions. The Committee may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws except that no award shall be granted under any such supplement with terms that are more beneficial to the participants than the terms permitted by the Plan.

Changes in Capital Structure

  The Plan provides that if the outstanding Common Stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Committee in the number and kind of shares available for awards under the Plan. In addition, the Committee will make appropriate adjustments in outstanding options and SARs. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of the foregoing treatment for options and SARs, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options and SARs in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised options and SARs shall immediately terminate.

Amendments

  The Board of Directors may at any time amend the Plan in such respects as it shall deem advisable because of changes in the law or for any other reason.

Tax Consequences

  Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law, the optionee will recognize no income upon grant or upon a proper exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

  Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law, no income is realized by the grantee of an NSO pursuant to the Plan until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

  An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and no Section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under Section 83(b) of the Code within 30 days after the original transfer. The Company generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares, provided the Company withholds on the income amount. A participant who receives a cash bonus right under the plan generally will recognize income equal to the amount of any cash bonus paid at the time of receipt of that bonus, and the Company generally will be entitled to a deduction equal to the income recognized by the participant.

  Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. Compensation received through the exercise of an option or stock appreciation right, however, will not be subject to the $1,000,000 limit if the option or stock appreciation right and the plan pursuant to which it is granted meet certain requirements of the exception for performance-based compensation. One such requirement is that shareholders approve per-employee limits on the number of shares as to which options and stock appreciation rights may be granted each year. As discussed above under "Stock Options," the Plan limits the options or stock appreciation rights that an employee may be granted to no more than an aggregate of 300,000 shares of Common Stock in any calendar year. For other performance-based awards, shareholders must approve the performance criteria upon which award payouts will be based and the maximum amount payable under awards, both of which are set forth in Section 11 of the Plan on Performance-based Awards. Other requirements of the exception for performance-based compensation are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the exercise price of the option or the stock appreciation right be not less than fair market value of the Common Stock on the date of grant. The Committee is composed of three outside directors and, thus, meets the requirements of the regulations. Assuming that future option grants are made at not less than fair market value, the Company believes that the options will be in compliance with the above requirements. The regulations provide that Section 162(m) of the Code will not apply to compensation paid under plans or arrangements that are in existence when a corporation becomes a publicly held corporation, provided that those plans or arrangements are adequately disclosed as part of the public offering. Accordingly, the Company believes that the compensation received upon the exercise of the options granted under the Plan as of the time of the Company's initial public offering will not be subject to the $1,000,000 deduction limit.

Recommendation by the Board of Directors

  The proposal to approve the amendment to the Plan must be approved by the holders of at least a majority of the outstanding shares of Common Stock present, or represented by proxy, and entitled to vote on the matter at the annual meeting. Abstentions have the effect of "no" votes in determining whether the amendment is approved. Broker nonvotes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the results of the vote.

  The Board of Directors recommends a vote FOR approval of the amendment to the Plan.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

  The Company has a secured note payable to Tektronix, Inc. which had an outstanding principal balance of $2.3 million at May 31, 2000 and bears interest at the rate of 7.5% per year. The Company made an interest only payment of $171,920 in May 1999 and a principal payment of $1.1 million in June 2000. The remaining principal balance of $1.2 million is payable in June 2001.

  The Company and Tektronix, Inc. were parties to Waste Management and Services Agreements covering certain environmental matters. During the last fiscal year, the Company paid $90,000 to Tektronix, Inc. pursuant to these agreements.

  In May 2000, the Company completed a public offering of 3,450,000 shares of Common Stock at an offering price of $19.25 per share. Of the shares registered for sale in the offering, 1,150,000 shares were sold by Tektronix, Inc.

                             INDEPENDENT AUDITORS

  PricewaterhouseCoopers LLP, the Company's independent auditors, audited the Company's financial statements for the year ended May 27, 2000 and has been selected to audit the Company's financial statements for the fiscal year ending May 26, 2001. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and beneficial owners of more than 10% of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that during its fiscal year ended May 27, 2000, all reports required under
Section 16(a) were timely filed, other than as follows: the Initial Statement of Beneficial Ownership filing for Anaya K. Vardya was filed six days late.

                                 OTHER MATTERS

Shareholder Proposals to be Included in the Company's Proxy Statement

  A shareholder proposal must be received by the Company not later than April 16, 2001 to be considered for inclusion in proxy materials for the Company's 2001 annual meeting. In addition, if the Company receives notice of a shareholder proposal after June 30, 2001, the persons named as proxies in the proxy statement and accompanying proxy will have discretionary authority to vote on that shareholder proposal.

Shareholder Proposals Not in the Company's Proxy Statement

  Shareholders wishing to present proposals for action at this annual meeting or at another shareholders' meeting must do so in accordance with the Company's Bylaws. A shareholder must give timely notice of the proposed business to the Secretary. To be timely, a shareholder's notice must be in writing, delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be received no earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. For each matter a shareholder proposes to bring before the meeting, the notice to the Secretary must include (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. The officer presiding at the meeting may, if in the officer's opinion the facts warrant, determine that business was not properly brought before the meeting in accordance with the Company's Bylaws. If such officer does so, such officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For the purposes of the Company's 2001 annual meeting, such notice, to be timely, must be received by the Company between June 30, 2001 and July 30, 2001.

Shareholder Nominations for Director

  Shareholders wishing to directly nominate candidates for election to the Board of Directors at an annual meeting must do so in accordance with the Company's Bylaws by giving timely notice in writing to the Secretary as defined above. The notice shall set forth (a) the name and address of the shareholder who intends to make the nomination, (b) the name, age, business address and residence address of each nominee, (c) the principal occupation or employment of each nominee, (d) the class and number of shares of the Company which are beneficially owned by each nominee and by the nominating shareholder, (e) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934, and (f) the executed consent of each nominee to serve as a director of the Company if elected. Shareholders wishing to make any director nominations at any special meeting of shareholders held for the purpose of electing directors must do so, in accordance with the Bylaws, by delivering timely notice to the Secretary setting forth the information described above for annual meeting nominations. To be timely, the notice must be given (a) if given by any shareholder who made a demand for the meeting, concurrently with the delivery of such demand, and (b) otherwise, not later than the close of business on the tenth day following the day on which the notice of the special meeting was mailed. The officer presiding at the meeting may, if in the officer's opinion the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Bylaws. If such officer does so, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

Other Business

  The Board of Directors does not intend to present any business for action of the shareholders at the annual meeting except the matters referred to in this proxy statement. If any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their judgment on such matters.

  Whether or not you expect to be present at the meeting, please sign the accompanying form of proxy and return it promptly in the enclosed stamped return envelope.

                                       By Order of the Board of Directors,

                                       /s/ Janie S. Brown


                                       Janie S. Brown,
                                       Vice President, Chief Financial
                                        Officer and Secretary

August 14, 2000

                                  APPENDIX A

                               MERIX CORPORATION

             1994 STOCK INCENTIVE PLAN, AS PROPOSED TO BE AMENDED*

  1. Purpose. The purpose of this 1994 Stock Incentive Plan (the "Plan") is to enable Merix Corporation (the "Company") to attract and retain the services of
(1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected nonemployee consultants and advisors to the Company.

  2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 14, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 1,500,000 shares plus an additional 2,075,000 [1,650,000] shares that may be issued pursuant to options
           ---------
granted at prices not less than fair market value in accordance with paragraphs 6 and 13 of the Plan. If an option, stock appreciation right or Performance-based Award granted under the Plan expires, terminates or is canceled, the unissued shares subject to such option, stock appreciation right or Performance-based Award shall again be available under the Plan. If shares sold or awarded as a bonus or Performance-based Award under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

  3. Effective Date and Duration of Plan.

  (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors; provided, however, that prior to shareholder approval of the Plan, any awards shall be subject to and conditioned on approval of the Plan by a majority of the votes cast at a meeting of shareholders at which a quorum is present. Options, stock appreciation rights and Performance-based Awards may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

  (b) Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, Performance-based Awards and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

  4. Administration. The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee"), which, subject to paragraph 5, below, shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards, and the other terms and conditions of the awards. Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, provide for automatic acceleration upon the occurrence of specified events, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it
--------
Note: Stock plan is shown as amended as of September 28, 2000 and gives effect to the 3-for-2 stock dividend payable August 25, 2000
Underlined matter is new; matter in [brackets and italics] is to be deleted.

shall be the sole and final judge of such expediency. The Committee may designate a committee of officers of the Company which shall have all authority of the Committee to make and amend awards under the Plan to employees who are not officers.

  5. Types of Awards; Eligibility; Limitations on Certain Awards. The Committee may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9; (vi) grant cash bonus rights as provided in paragraph 10; (vii) grant Performance-based Awards as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph 12. Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Committee believes have made or will make an important contribution to the Company or its subsidiaries; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan and Non-Employee Directors shall be eligible to receive awards under the Plan only pursuant to paragraph 13. Except as for options granted pursuant to paragraph 13, the Committee shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Committee, an individual, other than a Non-Employee Director, may be given an election to surrender an award in exchange for the grant of a new award. No individual may be granted options or stock appreciation rights under the Plan for more than an aggregate of 300,000 shares of Common Stock in any calendar year. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an employee, if any option or stock appreciation right is canceled, the canceled option or stock appreciation right shall continue to count against the maximum number of shares for which options or stock appreciation may be granted to an employee under this paragraph 5. For this purpose, the repricing of an option or stock appreciation right shall be treated as a cancellation of the existing option or stock appreciation right and the grant of a new option or stock appreciation right. Notwithstanding the foregoing provisions of this paragraph 5, grants of options or Performance-based Awards to any "Covered Employee," as such term is defined by Section 162(m) of the Code shall be made only by a subcommittee of the Committee which, in addition to meeting other applicable requirements of paragraph 4, is composed solely of two or more "outside directors," within the meaning of Section 162(m) of the Code and the regulations thereunder (the "Subcommittee") to the extent necessary to qualify such grants as "performance-based compensation" under Section 162(m). In the case of such grants to Covered Employees, references to the "Committee" shall be deemed to be references to the Subcommittee as specified above.

  6. Option Grants.

  (a) General Rules Relating to Options.

    (i) Terms of Grant. The Committee may grant options under the Plan. With respect to each option grant (except for options granted pursuant to paragraph 13), the Committee shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter (except for options granted pursuant to paragraph 13), the Committee may provide that an optionee who exercises an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

    (ii) Exercise of Options. Except as provided in paragraphs 6(a)(iv) and 13 or as determined by the Committee, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the

  Committee, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv), 13 and 14, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Committee (except for options granted pursuant to paragraph 13), if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

    (iii) Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Committee, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee; provided, however, that a Non-Statutory Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

    (iv) Termination of Employment or Service.

      (A) General Rule. Unless otherwise determined by the Committee, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C), the option may be exercised at any time prior to the expiration date of the option or the expiration of 90 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

      (B) Termination Because of Total Disability. Unless otherwise determined by the Committee, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the option of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

      (C) Termination Because of Death. Unless otherwise determined by the Committee, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

      (D) Amendment of Exercise Period Applicable to Termination. The Committee, at the time of grant or at any time thereafter, may extend the 90-day and 12-month exercise periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Committee may determine.

      (E) Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

    (v) Purchase of Shares. Unless the Committee determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Committee, cash that may be the proceeds of a loan from the Company) or, with the consent of the Committee, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock, Performance-based Awards or other contingent awards denominated in either stock or cash, deferred compensation credits, promissory notes and other forms of consideration. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock as reported in The Wall Street Journal on the day the option is exercised, or such other reported value of the Common Stock as shall be specified by the Committee. No shares shall be issued until full payment therefor has been made. With the consent of the Committee, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Committee an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

  (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

    (i) Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

    (ii) Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the Common Stock subject to the option on the date it is granted, as described in paragraph 6(b)(iv), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

    (iii) Duration of Options. Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

    (iv) Option Price. The option price per share shall be determined by the Committee at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the closing price of the Common Stock as reported in

  The Wall Street Journal on the day the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other value of the Common Stock as shall be specified by the Committee.

    (v) Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

    (vi) Conversion of Incentive Stock Options. The Committee may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

    (vii) Limit on Shares. Subject to adjustment as provided in paragraph 14, the total number of Common Shares that may be issued under the Plan upon exercise of Incentive Stock Options shall not exceed 3,575,000 [3,150,000]
                                                       ---------
  shares.

  (c) Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following additional terms and conditions:

    (i) Option Price. The option price for Non-Statutory Stock Options shall be determined by the Committee at the time of grant and may be any amount determined by the Committee, except that with respect to options that are required by paragraph 2 to be granted at a price not less than fair market value, the option price shall not be less than 100% of the fair market value of the shares on the valuation date selected by the Committee. The Committee may select the valuation date from among the following dates (i) the date of commitment by the Company to grant the option, (ii) the date of approval of the option grant by the Committee or (iii) the effective date of the option. The fair market value of such shares shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the valuation date, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock, or average closing prices for a period of up to 10 trading dates including or preceding the valuation date, as shall be specified by the Committee.

    (ii) Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee.

  7. Stock Bonuses. The Committee may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Committee. The Committee may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the shares awarded shall bear any legends required by the Committee. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Committee, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

  8. Restricted Stock. The Committee may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Committee. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Committee. All Common Stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the shares shall bear any legends required by the Committee. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Committee, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

  9. Stock Appreciation Rights.

  (a) Grant. Stock appreciation rights may be granted under the Plan by the Committee, subject to such rules, terms and conditions as the Committee prescribes.

  (b) Exercise.

    (i) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Committee.

    (ii) A stock appreciation right shall be exercisable only at the time or times established by the Committee. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (3) upon exercise of the option, the related stock appreciation right or portion thereof terminates.

    (iii) The Committee may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations, as well as stock appreciation rights granted thereafter.

    (iv) For purposes of this paragraph 9, the fair market value of the Common Stock shall be the closing price of the Common Stock as reported in The Wall Street Journal, or such other reported value of the Common Stock as shall be specified by the Committee, on the trading day the stock appreciation right is exercised.

    (v) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Committee shall determine, the number of shares may be rounded downward to the next whole share.

    (vi) Each Stock appreciation right granted in connection with an Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder's lifetime only by the holder; provided, however, that a stock appreciation right not granted in connection with an Incentive Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

    (vii) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Committee a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

    (viii) Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

  10. Cash Bonus Rights.

  (a) Grant. The Committee may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Committee may prescribe. Unless otherwise determined by the Committee, each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. The payment of a cash bonus shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

  (b) Cash Bonus Rights in Connection With Options. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right shall be determined from time to time by the Committee but shall in no event exceed 75 percent.

  (c) Cash Bonus Rights in Connection With Stock Bonus. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Committee.

  (d) Cash Bonus Rights in Connection With Stock Purchases. A cash bonus right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount and timing of payment of a cash bonus shall be determined by the Committee.

  (e) Taxes. The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

  11. Performance-based Awards. The Committee may grant awards intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations thereunder ("Performance-based Awards"). Performance-based Awards shall be denominated at the time of grant either in Common Stock ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards"). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Committee, in Common Stock ("Performance Shares"), or in cash or in any combination thereof. Performance-based Awards shall be subject to the following terms and conditions:

  (a) Award Period. The Committee shall determine the period of time for which a Performance-based Award is made (the "Award Period").

  (b) Performance Goals and Payment. The Committee shall establish in writing objectives ("Performance Goals") that must be met by the Company or any subsidiary, division or other unit of the Company ("Business Unit") during the Award Period as a condition to payment being made under the Performance-based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, total shareholder return (stock price increase plus dividends), return on equity, return on assets, revenues, operating income, inventories, inventory turns, cash flows, economic value added (operating income after taxes minus a charge for the cost of capital) or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Committee). The Committee shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 11(d)). The Committee may establish other restrictions to payment under a Performance-based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

  (c) Computation of Payment. After an Award Period, the financial performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-based Award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-based Award. The Committee, in its sole discretion, may elect to pay part or all of a Performance-based Award in cash in lieu of issuing or transferring Performance Shares.

  (d) Maximum Awards. No participant may receive Stock Performance Awards in any fiscal year under which the maximum number of Common Shares issuable under the award exceeds 20,000 Common Shares or Dollar Performance Awards in any fiscal year under which the maximum amount of cash payable under the award exceeds $500,000.

  (e) Tax Withholding. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law. With the consent of the Committee, a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

  (f) Effect on Shares Available. The payment of a Performance-based Award in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of Common Shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award, less the number of shares surrendered or withheld to satisfy withholding obligations.

  12. Foreign Qualified Grants. Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Committee may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

  13. Option Grants to Non-Employee Directors.

  (a) Initial Grants. Each person who becomes a Non-Employee Director shall be automatically granted an option to purchase 20,000 shares of Common Stock on the date he or she becomes a Non-Employee Director. A "Non-Employee Director" is a director who is not an employee of the Company or Tektronix, Inc. or any of their respective subsidiaries and has not been an employee of the Company or Tektronix, Inc. or any of their respective subsidiaries within one year of any date as of which a determination of eligibility is made.

  (b) Additional Grants. Each Non-Employee Director shall be automatically granted an option to purchase additional shares of Common Stock in each calendar year subsequent to the year in which such Non-Employee Director became a director, such option to be granted as of the anniversary date of such Non-Employee Director's appointment to the Board of Directors, provided that the Non-Employee Director continues to serve in such capacity as of such date. The number of shares subject to each additional grant shall be 5,000 shares.

  (c) Exercise Price. The exercise price of the options granted pursuant to this paragraph 13 shall be equal to 100 percent of the closing price of the Common Stock on the day the option is granted as reported in The Wall Street Journal, unless the individual becomes a Non-Employee Director prior to the date of the Company's initial public offering of Common Stock, in which case the exercise price shall be the offering price in such initial public offering.

  (d) Term of Option. The term of each option granted pursuant to this paragraph 13 shall be 10 years from the date of grant.

  (e) Exercisability. Until an option expires or is terminated and except as provided in paragraphs 13(f), 14 and 16, an option granted under this paragraph 13 shall be exercisable according to the following schedule:

        Period of Non-Employee
       Director's Continuous Service
       as a Director of the Company                            Portion of Total
     from the Date the Option is Granted                  Option Which is Exercisable
     -----------------------------------                  ---------------------------
       Less than 1 year.................................                0%
         1 year.........................................               25%
         2 years........................................               50%
         3 years........................................               75%
       4 years or more..................................              100%

  (f) Termination As a Director. Subject to paragraph 6(a)(iv)(D), if a Non-Employee Director ceases to be a director of the Company for any reason, including death, the option granted pursuant to this paragraph 13 may be exercised at any time prior to the expiration date of the option or the expiration of 90 days (or 12 months in the event of death) after the last day the Non-Employee Director served as a director, whichever is the shorter period, but only if and to the extent the Non-Employee Director was entitled to exercise the option as of the last day the Non-Employee Director served as a director.

  (g) Nontransferability. Each option granted pursuant to this paragraph 13 by its terms shall be nonassignable and nontransferable by the Non-Employee Director, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the Non-Employee Director's lifetime only by the Non-Employee Director; provided, however, that an option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

  (h) Exercise of Options. Options granted pursuant to this paragraph 13 may be exercised in accordance with paragraph 6(a)(v).

  14. Changes in Capital Structure. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares available for awards under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of providing for options and stock appreciation rights as provided above in this paragraph 14 or in lieu of having the options and stock appreciation rights continue unchanged, the Committee, may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options and stock appreciation rights in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised options and stock appreciation rights shall immediately terminate.

  15. Corporate Mergers, Acquisitions, etc. The Committee may, also grant options, stock appreciation rights, Performance-based Awards stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and Performance-based Awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

  16. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv), 9 and 14 however, no change in an award already granted shall be made without the written consent of the holder of such award.

  17. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

  18. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or
(ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

  19. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

  20. Applicable Law. The law of the State of Oregon will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

PROXY

                               MERIX CORPORATION


            Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting on September 28, 2000

     The undersigned hereby appoints Deborah A. Coleman, Mark R. Hollinger and Robert C. Strandberg, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Merix Corporation on September 28, 2000, and at any adjournment thereof, all shares of the undersigned in Merix Corporation. The proxies are instructed to vote as follows:

     The shares represented by this proxy will be voted in accordance with instructions, if given. If no instructions are given, they will be voted for the directors. The proxies may vote in their discretion as to other matters that may come before the meeting.

1.  Election of Directors, Nominees:

    Deborah A. Coleman, Carlene M. Ellis, Mark R. Hollinger, William C. McCormick, Dr. Koichi Nishimura, Robert C. Strandberg

2. Approve an amendments to the 1994 Stock Incentive Plan that increases the amount of Common Stock available only for option grants at fair market value by 425,000 shares

                         (change of address/comments)

                      ----------------------------------

                      ----------------------------------

                      ----------------------------------
                   (If you have written in the above space,
                     please mark the corresponding box on
                        the reverse side of this card)

    The shares represented by this proxy will be voted in accordance with instructions, if given. If no instructions are given, they will be voted for the directors.

         (The Board of Directors recommends a vote FOR Items 1 and 2.)
                 PLEASE SIGN ON OTHER SIDE AND RETURN PROMPTLY

                                                                           SEE
                                                                         REVERSE

                                                                Please mark
                                                                 your votes  [X]
                                                                 as in this
                                                                  example

1.  Election of Directors

                               FOR     WITHHHELD
                               [ ]        [ ]

    For, except vote withheld from the following nominee(s):


    -----------------------------------

                                    To facilitate meeting arrangements,
                                    please check here if you plan to attend [ ] the meeting in person.

2.  Approval of amendment to 1994 Stock Incentive Plan

                          FOR     AGAINST     ABSTAIN
                          [ ]       [ ]         [ ]

                                     Please check here if you have a change
                                     of address or comments on the reverse   [ ]
                                     side.

SIGNATURE(S)                                            DATE
            ------------------------------------------      --------------------
NOTE: Please sign exactly as name(s) appears hereon. Joint owners should sign. Please mark, date, sign and return proxy card promptly. Receipt is acknowledged of the notice and proxy statement to this meeting.

                           . FOLD AND DETACH HERE .